UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 15, 2005, the Board of Directors of Transcend Services, Inc. approved an amended 2005 compensation plan for Jeanne N. Bateman, the Company’s Chief Accounting Officer, Controller and Assistant Secretary, retroactively effective to April 1, 2005. Mrs. Bateman’s original compensation plan for 2005 was included in the Company’s Current Report on Form 8-K dated December 8, 2004 that was filed with the Securities and Exchange Commission on December 13, 2004. Mrs. Bateman’s annual salary rate was increased from $75,000 to $100,000 in recognition of her increased level of hours committed per week to the Company. Her potential annual bonus as a percentage of annual salary remains unchanged at 25% of her annual salary. As before, this bonus potential shall be realized in 2005 if, and only if, the Company achieves or exceeds the annual net income included in the Company’s Board-approved business plan for 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: April 15, 2005	/s/ Larry G. Gerdes
Larry G. Gerdes
Chief Executive Officer
(Principal Executive Officer)